Exhibit 23.2









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Harrington Financial Group, Inc. on Form S-8 of our report dated August 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Harrington Financial Group, Inc. for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
February 28, 2001